UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025

Registration No. 333-254750

GLIDELOGIC CORP.

(Exact name of registrant as specified in its charter)

Nevada	98-1575837	7371
State or Other Jurisdiction of	IRS Employer	Primary Standard Industrial
Incorporation or Organization	Identification Number	Classification Code Number

8275 S. Eastern Ave. Suite 200-#406
Las Vegas, Nevada 89123
Tel.  (310) 397-2300

Email: info@glidelogic.ai

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act:

None

Securities registered under Section 12(g) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.001 per share	GDLG	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 27, 2025, GlideLogic Corp. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) virtually via Zoom. Stockholders of record as of September 1, 2025 were entitled to vote at the meeting.

A total of 50,000,000 shares, representing approximately 75.08% of the total outstanding common shares (66,599,350), were present and voted by Star Success Business, LLC (“SSB”), the Company’s controlling shareholder. No other shareholders attended the meeting. A quorum was present, and the meeting was duly convened to transact business.

The final voting results for each proposal are set forth below:

Proposal 1 – Election of Directors

The stockholders re‑elected each of the following individuals to serve as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Name	Votes For	Votes Against/Abstain
Dapeng Ma	50,000,000	0/0
Yitian Xue	50,000,000	0/0

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Fruci & Associates II, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026.

Votes For	Votes Against/Abstain
50,000,000	0/0

No other business was brought before the meeting.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada, on October 29, 2025.

GLIDELOGIC CORP.

By:	/s/ Yitian Xue
Name:	Yitian Xue
Title:	Chief Executive Officer / Corporate Secretary